As filed with the Securities and Exchange Commission on August 6, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Silvaco Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1503712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Silvaco Group, Inc.
4701 Patrick Henry Drive
Building #23
Santa Clara, California, 95054
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2014 Stock Incentive Plan
2024 Stock Incentive Plan
2024 Employee Stock Purchase Plan
(Full title of the plan)

Dr. Babak A. Taheri
Chief Executive Officer
Silvaco Group, Inc.
4701 Patrick Henry Drive
Building #23
Santa Clara, CA 95054
(408) 567-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Candace Jackson SVP, General Counsel and Corporate Secretary Silvaco Group, Inc. 4701 Patrick Henry Drive Building #23 Santa Clara, CA 95054 (408) 567-1000	Drew M. Valentine White & Case LLP 1221 Avenue of the Americas New York, New York 10020 (212) 819-8200
 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a small reporting company)	Smaller reporting company	☒
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE

Silvaco Group, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register an additional (i) 833,994 shares of its common stock, par value $0.0001 per share (“Common Stock”), for issuance under the Registrant’s 2024 Stock Incentive Plan (the “2024 Plan”), and (ii) 277,998 shares of its Common Stock for issuance under the Registrant’s 2024 Employee Stock Purchase Plan (the “ESPP”). These additional shares of Common Stock represents automatic increases effective January 1, 2025 in the number of shares authorized for issuance under the 2024 Plan and the ESPP pursuant to the “evergreen” provisions therein, namely, (i) under the 2024 Plan, an increase of 3% of the total number of shares of Common Stock outstanding on December 31, 2024, of the preceding calendar year, or 27,799,830 shares of Common Stock (the “Year-End Outstanding Shares”), and (ii) under the ESPP, an increase of 1% of the Year-End Outstanding Shares.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective pursuant to the 2024 Plan and ESPP, as described above. The Registrant previously registered shares of its Common Stock for issuance under each of the 2024 Plan and ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May 9, 2024 (File No. 333-279282), as amended by Amendment No. 1 on July 29, 2024. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above with respect to the shares of Common Stock registered under the 2024 Plan and ESPP, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II
Information Required in the Registration Statement
Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1
Amended and Restated Certificate of Incorporation of Silvaco Group, Inc. (filed as Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2025).

4.2	Amended and Restated Bylaws of Silvaco Group, Inc. (filed as Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2025).
4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).
4.4
Silvaco Group, Inc. Amended and Restated 2014 Stock Plan (including forms of award agreements thereunder) (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.5
Silvaco Group, Inc. 2024 Stock Incentive Plan (including forms of award agreements thereunder) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.6	Silvaco Group, Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).
5.1*	Form of Opinion of White & Case LLP.
23.1*	Consent of Baker Tilly US, LLP (formerly, Moss Adams LLP).
23.2*	Consent of White & Case LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).
107*	Filing Fee Table.
________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on August 6, 2025.

SILVACO GROUP, INC.

By:	/s/ Dr. Babak A. Taheri
Name: Dr. Babak A. Taheri
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Babak A. Taheri and Candace Jackson, and each of them acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2025.

Signature	Title	Date

/s/ Dr. Babak A. Taheri	Chief Executive Officer and Director (Principal Executive, Financial and Accounting Officer)	August 6, 2025
Dr. Babak A. Taheri

/s/ Katherine S. Ngai-Pesic	Chair of the Board	August 6, 2025
Katherine S. Ngai-Pesic

/s/ Hau L. Lee	Lead Independent Director	August 6, 2025
Hau L. Lee

/s/ Anita Ganti	Director	August 6, 2025
Anita Ganti

/s/ William H. Molloie Jr.	Director	August 6, 2025
William H. Molloie Jr.

/s/ Anthony K. K. Ngai	Director	August 6, 2025
Anthony K. K. Ngai

/s/ Iliya Pesic	Director	August 6, 2025
Iliya Pesic

/s/ Walden C. Rhines	Director	August 6, 2025
Walden C. Rhines

/s/ Jodi L. Shelton	Director	August 6, 2025
Jodi L. Shelton